EXHIBIT 99.1
News Release

COMMERCIAL METALS COMPANY ANNOUNCES QUARTERLY DIVIDEND OF $0.14 PER SHARE

Irving, Texas - June 15, 2022 - Today, June 15, 2022, the board of directors of Commercial Metals Company (NYSE: CMC) (“CMC”) declared a regular quarterly cash dividend of $0.14 per share of CMC common stock. CMC’s 231st consecutive quarterly dividend will be paid on July 13, 2022, to stockholders of record as of the close of business on June 29, 2022.

About Commercial Metals Company

CMC and its subsidiaries manufacture, recycle and fabricate steel and metal products and provide related materials and services through a network of facilities that includes seven electric arc furnace ("EAF") mini mills, two EAF micro mills, one rerolling mill, steel fabrication and processing plants, construction-related product warehouses, and metal recycling facilities in the United States and Poland. Through its Tensar division, CMC is a leading global provider of innovative ground and soil stabilization solutions selling into more than 80 national markets through its two major product lines: Tensar® geogrids and Geopier® foundation systems.

Media Contact:
Susan Gerber
214.689.4300